[REGIONS FINANCIAL CORP. LOGO]



OCT. 15, 2004

REGIONS ANNOUNCES THIRD QUARTER EARNINGS,
SOLID START FOR MERGED COMPANY

BIRMINGHAM, ALA. - Regions Financial Corporation (NYSE:RF) today reported highlights for its earnings quarter ended Sept. 30, 2004, including:

         - Earned $0.55 per diluted share or $0.57 excluding $0.02 in merger-related charges(1)

         -        Strong growth in loans and deposits in core banking franchise

         - Increased net interest income and improved net interest margin

         - Successfully completed three major integrations: brokerage, commercial leasing and mortgage servicing

         -        Realized merger-related cost savings totaling approximately
                  $6 million

         -        Net loan losses totaling 0.30% of average loans, annualized

GOOD FINANCIAL PERFORMANCE, INTEGRATION PROGRESS
"We are very encouraged by our third-quarter results, both from a financial performance standpoint and in regard to our merger integration progress," said Regions Chairman and CEO Carl E. Jones Jr., noting that earnings benefited from improved credit quality and higher net interest income.

"When you look at our smooth merger conversions - mortgage servicing, commercial leasing and brokerage - and our merger integration cost savings, it becomes apparent that our associates' months of planning and hard work - and their dedication to customer service - are beginning to pay off," Jones said. "In addition, this past quarter we had to devote time, effort and resources to coping with one of the most devastating hurricane seasons in recent history.

"Taken all together, what we accomplished during our first quarter as a combined company gives us a great deal to be proud of, and sets the stage for a bright future," he said.

INCREASED CORE EARNINGS

Third quarter 2004 net income totaled $256.7 million which is $0.55 per diluted share or $0.57 per diluted share excluding $8.7 million in after-tax merger-related charges. This year's third-quarter results reflect the effect of the merger with Union Planters Corporation, which occurred on July 1, 2004. Because the merger was accounted for as a purchase, prior period financial information for Regions (net income of $164.7 million or $0.59 per diluted share, one year ago) does not include the former Union Planters' results.

GROWTH IN BANKING FRANCHISE

Regions' banking operations achieved another quarter of steady growth. Net interest income increased to $676 million, compared to $369 million in the third quarter of last year. The improvement was driven by an increase in the net interest margin to 3.71% and the effect of the merger. The merger with Union Planters added approximately $30 billion in earning assets.


                              Continued Next Page

Oct. 15, 2004
Page 2


When compared to Regions and Union Planters on a pro forma combined basis in the second quarter, average community banking loans were up 10% linked-quarter, annualized. Home equity and commercial real estate lending drove this increase. On the same combined basis, average community banking deposits were up 4%, linked-quarter, annualized. "As business development campaigns gather traction and new training programs are implemented across Regions' expanded 15-state footprint in the South, Midwest and Texas, loan and deposit growth should further strengthen," the chairman said.

"Keep in mind that hurricanes forced 465 of our banking offices to shut down an average 1.5 days during the third quarter," said Jones. "I cannot say enough about how proud we are of how our associates joined forces to quickly reopen offices and respond to customer and community needs, while at the same time continuing to successfully implement merger plans and do their day-to-day jobs.

"The crisis management teams from both of our legacy organizations joined together to execute preparation and recovery plans with the speed and continuity of a group that had been together for years and not about 60 days," he noted. "This says volumes about our shared culture."

IMPROVED CREDIT QUALITY

Third quarter credit quality trends were especially positive for Regions. Net loan charge-offs were a low 0.30% of average loans, annualized, in the third quarter of 2004. Non-performing assets totaled $462.2 million (0.81% of total loans and other real estate).

FIRST MAJOR INTEGRATIONS COMPLETED SMOOTHLY; SIZABLE COST SAVINGS REALIZED

"Regions' merger integration plan is firmly on track and proceeding smoothly," Jones said. During the third quarter, Union Planters' and legacy Regions' brokerage operations, commercial leasing businesses, and mortgage servicing platforms were successfully integrated.

On Aug. 1, accounts held by Union Planters' former investment division were transferred to new accounts set up at Morgan Keegan & Company Inc., Regions' investment and securities brokerage, trust and asset management division. More than 25,000 former Union Planters investment customers received Morgan Keegan statements in September. In addition, Morgan Keegan opened new offices in St. Louis, Mo.; Indianapolis, Ind.; and Miami, Fla., during the third quarter.

The mortgage integration, which took place at the end of the third quarter, was also successful, as evidenced by the smooth transfer of customer data from legacy Regions servicing platform to legacy Union Planters' system. Additionally, the company sold $5 billion of primarily West coast mortgage servicing rights, as well as 14 non-footprint retail mortgage production offices.

"We are positioning our mortgage business for better balance between origination and servicing, which should lead to greater earnings consistency in the future," Jones noted.

Regions is also on target to achieve planned merger cost savings. The company realized third quarter expense reductions approximating $6 million. The annual run-rate of cost savings is anticipated to approximate $200 million when all integrations have been accomplished.

 "We are committed to successfully executing our merger plans and achieving our merger objectives," Jones said. "Detailed, careful planning and a shared focus on ensuring a seamless experience for our customers are what will help us achieve these goals, and so far we are on the right track."


                              Continued Next Page

Oct. 15, 2004
Page 3


HEALTHY FEE REVENUES DESPITE CAPITAL MARKETS' AND MORTGAGE SLOWDOWN

Morgan Keegan's revenues were $177.2 million with earnings of $19.5 million. In the third quarter, as did much of the brokerage industry, Morgan Keegan experienced lower trading volumes and lower levels of activity in both the private client retail arm of the business and the fixed income capital markets arm of the business.

With the addition of Union Planters' brokerage unit, PFIC, and internal growth, customer assets grew to $44.5 billion at September 30.

"We believe that Regions' strong component of fee-based businesses and revenues provides diversification and serves as a good underpinning for future growth," Jones said. "And, given our expanded footprint and broadened customer base, Morgan Keegan is increasingly well-positioned to benefit from any re-strengthening in capital markets activities."

Mortgage revenues were $138 million in the third quarter. Mortgage origination volume was down in both legacy companies as they experienced declines in demand. Total mortgage production for the quarter was $3.8 billion.

Jones noted that while mortgage industry market forces are currently challenging, changes under way at Regions' mortgage operations will enhance the organization's ability to compete more efficiently and profitably, as well as reduce earnings volatility over the long term.

(1) RECONCILIATION TO GAAP FINANCIAL MEASURES

Supplemental financial data presented below excludes certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles
(GAAP). We believe the exclusion of the significant items provides a meaningful base for period-to-period comparisons. See the table below for supplemental financial data and corresponding reconciliation to GAAP financial measures for periods presented.


                                                                                            Diluted
               2004                                  Pre-tax            After-tax             EPS
-----------------------------------------            -------            ---------           ------

THIRD QUARTER:
GAAP EARNINGS-COMMON SHAREHOLDERS                     $365.7             $ 255.5             $0.55
   Significant items impact:

      Merger and other charges                         (12.4)               (8.7)            (0.02)

      Gain on sale of securities                        49.9                35.0              0.07

      Mortgage servicing rights impairment             (50.0)              (35.1)            (0.07)

      Effect of EITF 03-6 adoption                        --                (1.3)               --
                                                      ------             -------             -----
         Net impact
                                                       (12.5)              (10.1)            (0.02)
                                                      ------             -------             -----
  Earnings excluding significant items                $378.2             $ 265.6             $0.57
                                                      ======             =======             =====


ABOUT REGIONS FINANCIAL CORPORATION

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, securities brokerage, mortgage, and insurance products and services. With its merger with former Union Planters Corp. complete, Regions had assets of $84.1 billion as of Sept. 30, 2004, making it one of the nation's Top 15 financial services providers. Regions' banking subsidiaries, Regions Bank and Union Planters Bank, operate some 1,400 offices and a 1,700-ATM network across a 15-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from more than 145 offices. Additional information about the new Regions, which is a member of both the Forbes and Fortune 500 and operates one of the Top 20 mortgage companies in the United States, can be found at www.regions.com.


                              Continued Next Page

Oct. 15, 2004
Page 4


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
            (Dollar amounts in thousands, except per share amounts)


                                      Three Months Ended                         Nine Months Ended
                                        September 30                               September 30
                                  ------------------------                   ------------------------
Earnings                            2004            2003        Change         2004            2003        Change
                                  --------        --------      ------       --------        --------      ------

Net income                        $256,746        $164,722        56%        $587,305        $488,088        20%
Net income available to
   common shareholders            $255,450        $164,722        55%        $581,285        $488,088        19%
Per share: (a) and (b)
   Net income                     $   0.55        $   0.60        -8%        $   1.73        $   1.78        -3%
   Net income-diluted             $   0.55        $   0.59        -7%        $   1.71        $   1.76        -3%
   Cash dividends declared        $   0.33        $   0.26        27%        $   1.00        $   0.75        33%


                                                                  September 30
                                                     --------------------------------------
Financial Condition                                     2004                       2003                   Change
                                                     -----------                -----------               ------

Total assets                                         $84,077,043                $48,794,215                 72%
Loans, net of unearned income                        $57,096,580                $31,584,385                 81%
Securities                                           $12,166,926                $ 9,149,946                 33%
Total earning assets                                 $73,494,889                $44,598,797                 65%
Total deposits                                       $56,589,257                $32,616,935                 73%
Stockholders' equity                                 $10,675,290                $ 4,394,848                143%
Stockholders' equity per share                       $     23.02                $     16.02                 44%

Selected Ratios

Return on average stockholders' equity                     12.08%                     15.18%
Return on average total assets                              1.28%                      1.35%
Stockholders' equity to total assets                       12.70%                      9.01%
Allowance for loan losses as a percentage
   of loans, net of unearned income                         1.33%                      1.44%
Loans, net of unearned income, to
   total deposits                                         100.90%                     96.83%
Net charge-offs to average loans                            0.28%                      0.31%

(a) Per share amounts for all periods presented have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1,2004.

(b) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduced earnings per share less than $.01 for the three months ended September 30, 2004 and $.02 per share for the nine months ended September 30, 2004. EITF 03-6 had no impact on 2003 per share amounts.

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on October 15, 2004, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Regions Financial Corporation's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the company's annual report or Form 10-K for the most recently ended fiscal year.


                                     -END-

[REGIONS FINANCIAL CORP. LOGO]            FINANCIAL SUPPLEMENT TO THIRD QUARTER
                                                          2004 EARNINGS RELEASE


SUMMARY

Quarterly earnings of $0.55 per diluted share

- Equates to $0.57 per diluted share, excluding merger charges of $0.02 per share (see page 2 for add'l details)

- Earnings driven by increased net interest margin, good growth in loans and deposits and improved credit quality

- First quarter to report combined results reflecting merger with Union Planters Corporation, consummated on July 1, 2004, and accounted for as a purchase. PRIOR PERIOD FINANCIAL INFORMATION REFLECTS ONLY LEGACY REGIONS' FINANCIAL RESULTS.

Positive trends in banking unit

- Quarterly net interest income of $675.9 million; net interest margin increased to 3.71%

- Core community banking loan growth of 7%, linked-quarter average, annualized, driven by commercial real estate and home equity lines of credit

- Core community banking deposits growth of 4%, linked-quarter average, annualized, primarily attributable to interest free deposits, money market deposits and CD's

Strong credit quality

- Quarterly net charge-offs of $42.7 million or 30 bps. of average loans, annualized

- Non-performing assets declined 3% to $462 million or 0.81% of loans and other real estate, compared to Regions and Union Planters combined second quarter levels

Non-banking divisions reflect combined results

-        Morgan Keegan revenues of $177.2 million in 3Q04

- MK customer assets of $44.5 billion and trust assets of $34.4 billion as of September 30, 2004

-        Mortgage revenues of $138 million in 3Q04

-        Total mortgage production of $3.8 billion in 3Q04

- Recognized $50 million in impairment on mortgage servicing rights, offset by like amount of securities gains

-        Insurance revenues of $21.4 million for 3Q04

Cost saves of approximately $6 million realized this quarter

-        Primarily related to FTE reductions and renegotiated contracts

Merger integration underway and progressing smoothly

- Former clients of Union Planters' PFIC investment management subsidiary successfully converted to Morgan Keegan accounts on August 1

- Regions Mortgage servicing, accounting and secondary marketing conversions successfully completed at end of third quarter

- As part of initiatives to "right-size" mortgage banking operations, $5 billion of West Coast mortgage servicing assets and 14 out of footprint retail mortgage production offices were sold in the third quarter

- Integration on track and expected to be completed between 4Q05 and first half of 2006

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 2


SIGNIFICANT ITEMS AFFECTING EARNINGS

RECONCILIATION TO GAAP FINANCIAL MEASURES

The tables below present computations of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the tables below for computation of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for periods presented.

-------------------------------------------------------------------------------
       SIGNIFICANT ITEMS AFFECTING REGIONS FINANCIAL CORPORATION EARNINGS
               ($ in millions, except diluted per share amounts)
-------------------------------------------------------------------------------

                                                                                                  Diluted
                  2004                                      Pre-tax           After-tax             EPS
--------------------------------------------------          -------           ---------            -----

THIRD QUARTER:
GAAP EARNINGS-COMMON SHAREHOLDERS                            $365.7             $255.5             $0.55
   Significant items impact:(1)
      Merger and other charges                                (12.4)              (8.7)            (0.02)
      Gain on sale of securities                               49.9               35.0              0.07
      Mortgage servicing rights impairment                    (50.0)             (35.1)            (0.07)
      Effect of EITF 03-6 adoption (3)                           --               (1.3)               --
                                                             ------             ------             -----
         Net impact                                           (12.5)             (10.1)            (0.02)
                                                             ------             ------             -----
  Earnings excluding significant items                       $378.2             $265.6             $0.57
                                                             ======             ======             =====

SECOND QUARTER (2)
GAAP EARNINGS-COMMON SHAREHOLDERS                            $228.5             $159.3             $0.58
   Significant items impact:(1)
      Merger and other charges                                 (8.2)              (5.8)            (0.02)
      Losses on early retirement of FHLB advances             (39.6)             (28.1)            (0.10)
      Mortgage servicing rights recapture                      40.0               28.4              0.10
      Effect of EITF 03-6 adoption (3)                           --               (2.7)            (0.01)
                                                             ------             ------             -----
         Net impact                                            (7.8)              (8.2)            (0.03)
                                                             ------             ------             -----
  Earnings excluding significant items                       $236.3             $167.5             $0.61
                                                             ======             ======             =====

FIRST QUARTER (2)
GAAP EARNINGS-COMMON SHAREHOLDERS                            $238.4             $166.6             $0.60
   Significant items impact:(1)
      Gain on sale of securities                               12.8                9.1              0.03
      Mortgage servicing rights impairment                    (12.0)              (8.5)            (0.03)
      Effect of EITF 03-6 adoption (3)                           --               (2.0)            (0.01)
                                                             ------             ------             -----
         Net impact                                             0.8               (1.4)            (0.01)
                                                             ------             ------             -----
  Earnings excluding significant items                       $237.6             $168.0             $0.61
                                                             ======             ======             =====

(1)      Positive/(negative) impact on GAAP earnings.

(2) Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(3) Effective second quarter 2004 and retroactively applied, EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

COMPARISONS TO PRIOR PERIOD INFORMATION

Because the merger is accounted for as a purchase, prior period financial information reflects only Regions' financial results, and all the tables in this financial supplement are presented on that basis. In discussing certain financial trends discernible in the third quarter compared to prior periods, we compare actual third quarter results to prior period results on a combined basis. We believe this approach is useful for understanding period-to-period trends.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 3

-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (UNAUDITED)
-------------------------------------------------------------------------------

($ amounts in thousands)
                                         9/30/04 (2)        6/30/04             3/31/04          12/31/03          9/30/03
                                         ------------     ------------        ------------     ------------     ------------

Assets:
Cash and due from banks                  $  1,720,573     $  1,254,432        $    970,762     $  1,255,853     $  1,262,979
Interest-bearing deposits
  in other banks                              135,291           35,802             102,408           96,537          194,761
Securities held to maturity                    30,700           31,639              31,990           30,943           32,194
Securities available for sale              12,136,226        8,717,580           8,473,044        9,056,861        9,117,752
Trading account assets                      1,184,308          754,213             790,864          816,074          776,332
Loans held for sale                         1,823,037        1,231,132           1,436,812        1,241,852        1,931,014
Federal funds sold and securities
  purchased under agreement
  to resell                                   571,833          810,581             594,064          577,989          452,786
Margin receivables                            516,914          549,673             547,955          503,575          509,573
Loans                                      57,317,386       33,863,816          33,000,869       32,414,848       31,815,772
Unearned income                              (220,806)        (227,032)           (231,119)        (230,525)        (231,387)
                                         ------------     ------------        ------------     ------------     ------------
           Loans, net of unearned
            income                         57,096,580       33,636,784          32,769,750       32,184,323       31,584,385
Allowance for loan losses                    (756,750)        (452,677)           (455,566)        (454,057)        (456,040)
                                         ------------     ------------        ------------     ------------     ------------
           Net Loans                       56,339,830       33,184,107          32,314,184       31,730,266       31,128,345
Premises and equipment                      1,096,497          639,822             631,186          629,638          626,188
Interest receivable                           322,734          182,636             182,116          194,501          193,573
Due from customers on
  acceptances                                  29,441            9,604              35,058           61,053           10,074
Excess purchase price                       4,993,506        1,101,425           1,089,308        1,083,416        1,073,714
Mortgage servicing rights                     400,950          156,774             113,099          126,846          123,902
Other identifiable intangible assets          369,739            4,942               5,363            4,068            4,403
Other assets                                2,405,464        1,092,431           1,458,730        1,188,524        1,356,625
                                         ------------     ------------        ------------     ------------     ------------
                                         $ 84,077,043     $ 49,756,793        $ 48,776,943     $ 48,597,996     $ 48,794,215
                                         ============     ============        ============     ============     ============

Liabilities and Stockholders' Equity:
Deposits
    Non-interest-bearing                 $ 11,322,011     $  5,953,180        $  5,918,325     $  5,717,747     $  5,546,705
    Interest-bearing                       45,267,246       28,483,781          25,507,248       27,014,788       27,070,230
                                         ------------     ------------        ------------     ------------     ------------
       Total Deposits                      56,589,257       34,436,961          31,425,573       32,732,535       32,616,935
Borrowed funds:
    Short-term borrowings:
       Federal funds purchased and
         securities sold under agree-
         ment to repurchase                 4,885,534        3,702,172           4,447,518        3,031,706        3,542,312
       Commercial paper                             0                0                   0            5,500           13,750
       Other short-term
         borrowings                         2,006,579        1,110,863           1,441,916        1,389,832        1,406,372
                                         ------------     ------------        ------------     ------------     ------------
         Total Short-term
           Borrowings                       6,892,113        4,813,035           5,889,434        4,427,038        4,962,434
    Long-term borrowings                    7,488,240        4,580,054           5,768,131        5,711,752        5,603,532
                                         ------------     ------------        ------------     ------------     ------------
       Total Borrowed Funds                14,380,353        9,393,089          11,657,565       10,138,790       10,565,966
Bank acceptances
  outstanding                                  29,441            9,604              35,058           61,053           10,074
Other liabilities                           2,402,702        1,542,543           1,232,289        1,213,503        1,206,392
                                         ------------     ------------        ------------     ------------     ------------
       Total Liabilities                   73,401,753       45,382,197          44,350,485       44,145,881       44,399,367

Stockholders' equity:
    Common stock                                4,638            2,716 (1)         140,177          139,598          139,397
    Surplus                                 7,034,904          970,024 (1)       1,000,479          983,669          975,939
    Undivided profits                       3,581,794        3,479,106           3,407,590        3,329,023        3,236,285
    Treasury stock                                  0                0            (206,825)         (49,944)         (27,497)
    Unearned restricted stock                 (33,559)         (36,904)            (15,075)         (13,771)         (15,693)
    Accumulated other comprehensive
       income (loss)                           87,513          (40,346)            100,112           63,540           86,417
                                         ------------     ------------        ------------     ------------     ------------
         Total Stockholders'
           Equity                          10,675,290        4,374,596           4,426,458        4,452,115        4,394,848
                                         ------------     ------------        ------------     ------------     ------------
                                         $ 84,077,043     $ 49,756,793        $ 48,776,943     $ 48,597,996     $ 48,794,215
                                         ============     ============        ============     ============     ============

(1) June 30, 2004, Common Stock and Surplus has been restated to post-merger terms, giving effect to the change in par value from $0.625 per share to $0.01 per share and exchange of 1.2346 shares for each 1 share of old Regions shares in connection with the July 1, 2004 merger with Union Planters.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 4


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
-------------------------------------------------------------------------------

($ amounts in thousands, except per share amounts)
                                                                         Quarter Ended
                                             --------------------------------------------------------------------------------
                                             9/30/04 (2)        6/30/04           3/31/04         12/31/03           9/30/03
                                             -----------       ---------         ---------        ---------         ---------

Interest Income:
    Interest and fees on loans                $ 720,485        $ 413,613         $ 411,012        $ 412,031         $ 417,210
    Interest on securities:
       Taxable interest income                  141,864           82,123            86,557           85,460            79,326
       Tax-exempt interest income                 7,215            5,289             5,661            5,839             5,972
                                              ---------        ---------         ---------        ---------         ---------
       Total Interest on Securities             149,079           87,412            92,218           91,299            85,298
    Interest on loans held for sale              39,788           25,044            19,971           24,722            27,780
    Interest on margin receivables                4,993            4,434             4,192            4,070             4,004
    Income on federal funds sold and
      securities purchased under
      agreement to resell                         2,223            1,448             1,378            1,549               859
    Interest on time deposits in
      other banks                                   315               18                22               37                55
    Interest on trading account assets            8,794            5,911             6,889            6,569             5,715
                                              ---------        ---------         ---------        ---------         ---------
       Total Interest Income                    925,677          537,880           535,682          540,277           540,921

Interest Expense:
    Interest on deposits                        152,841           85,998            84,054           86,885            93,384
    Interest on short-term borrowings            33,122           18,157            19,651           19,995            25,940
    Interest on long-term borrowings             63,811           52,862            52,980           53,879            52,721
                                              ---------        ---------         ---------        ---------         ---------
       Total Interest Expense                   249,774          157,017           156,685          160,759           172,045
                                              ---------        ---------         ---------        ---------         ---------
       Net Interest Income                      675,903          380,863           378,997          379,518           368,876

Provision for loan losses                        43,500           25,000            15,000           30,000            30,000
                                              ---------        ---------         ---------        ---------         ---------
       Net Interest Income After
         Provision for Loan Losses              632,403          355,863           363,997          349,518           338,876

Non-Interest Income:
    Brokerage and investment banking            122,285          128,886           138,203          135,634           140,257
    Trust department income                      30,386           21,668            20,691           17,797            18,168
    Service charges on deposit
      accounts                                  139,286           73,607            71,868           73,042            73,641
    Mortgage servicing and origination
      fees                                       53,157           26,246            23,491           22,514            29,074
    Securities gains (losses), net               49,937              149            12,803               (2)              (37)
    Other                                       143,049           96,803            98,428           82,384            86,572
                                              ---------        ---------         ---------        ---------         ---------
       Total Non-Interest Income                538,100          347,359           365,484          331,369           347,675

Non-Interest Expense:
    Salaries and employee benefits              441,946          288,194           290,923          278,862           281,666
    Net occupancy expense                        52,481           25,985            27,800           27,748            26,869
    Furniture and equipment expense              32,079           19,341            18,130           20,374            20,160
    Impairment (recapture) of MSR's              50,000          (40,000)           12,000                0           (20,000)
    Other                                       228,262          181,209           142,247          124,963           147,482
                                              ---------        ---------         ---------        ---------         ---------
       Total Non-Interest Expense               804,768          474,729           491,100          451,947           456,177
                                              ---------        ---------         ---------        ---------         ---------
       Income Before Income Taxes               365,735          228,493           238,381          228,940           230,374
Applicable income taxes                         108,989           66,469            69,846           65,187            65,652
                                              ---------        ---------         ---------        ---------         ---------
       Net Income                             $ 256,746        $ 162,024         $ 168,535        $ 163,753         $ 164,722
                                              =========        =========         =========        =========         =========
       Net income available to
         common shareholders                  $ 255,450        $ 159,263         $ 166,572        $ 163,753         $ 164,722
                                              =========        =========         =========        =========         =========

Average shares outstanding -
  during quarter (1)                            462,606          271,024           273,270          274,169           274,733
Average shares outstanding - during
  quarter, diluted (1)                          468,125          274,564           277,278          278,556           278,649
Actual shares outstanding -
  end of quarter (1)                            463,766          271,573           270,055          274,040           274,398
Net income per share (1)                      $    0.55        $    0.59         $    0.61        $    0.60         $    0.60
Net income per share, diluted (1)             $    0.55        $    0.58         $    0.60        $    0.59         $    0.59
Dividends per share (1)                       $    0.33        $    0.33         $    0.33        $    0.26         $    0.26

Taxable equivalent net interest income        $ 694,217        $ 397,089         $ 395,411        $ 396,831         $ 385,353


(1) Share and per share amounts for all periods presented prior to 9/30/04 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 5


-------------------------------------------------------------------------------
                REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
-------------------------------------------------------------------------------

($ amounts in thousands, except per share amounts)
                                                                       Nine Months Ended
                                                                           September 30
                                                                 ---------------------------------
                                                                  2004 (3)                 2003
                                                                 ----------             ----------

Interest Income:
    Interest and fees on loans                                   $1,545,110             $1,290,268
    Interest on securities:
       Taxable interest income                                      310,544                263,305
       Tax-exempt interest income                                    18,165                 18,516
                                                                 ----------             ----------
       Total Interest on Securities                                 328,709                281,821
    Interest on loans held for sale                                  84,803                 70,958
    Interest on margin receivables                                   13,619                 11,851
    Income on federal funds sold and
       securities purchased under agreement
       to resell                                                      5,049                  4,279
    Interest on time deposits in other banks                            355                    152
    Interest on trading account assets                               21,594                 19,524
                                                                 ----------             ----------
       Total Interest Income                                      1,999,239              1,678,853

Interest Expense:
    Interest on deposits                                            322,893                343,468
    Interest on short-term borrowings                                70,930                 81,080
    Interest on long-term borrowings                                169,653                159,225
                                                                 ----------             ----------
       Total Interest Expense                                       563,476                583,773
                                                                 ----------             ----------
       Net Interest Income                                        1,435,763              1,095,080

Provision for loan losses                                            83,500                 91,500
                                                                 ----------             ----------
       Net Interest Income After Provision
         for Loan Losses                                          1,352,263              1,003,580

Non-Interest Income:
    Brokerage and investment banking                                389,374                417,095
    Trust department income                                          72,745                 52,124
    Service charges on deposit accounts                             284,761                215,571
    Mortgage servicing and origination fees                         102,894                 89,059
    Securities gains (losses), net                                   62,889                 25,660
    Other                                                           338,280                267,879
                                                                 ----------             ----------
       Total Non-Interest Income                                  1,250,943              1,067,388

Non-Interest Expense:
    Salaries and employee benefits                                1,021,063                843,222
    Net occupancy expense                                           106,266                 78,099
    Furniture and equipment expense                                  69,550                 60,973
    Impairment (recapture) of MSR's                                  22,000                   (810)
    Other                                                           551,718                406,852
                                                                 ----------             ----------
       Total Non-Interest Expense                                 1,770,597              1,388,336
                                                                 ----------             ----------
       Income Before Income Taxes                                   832,609                682,632
Applicable income taxes                                             245,304                194,544
                                                                 ----------             ----------
       Net Income                                                $  587,305             $  488,088
                                                                 ==========             ==========
       Net income available to
         common shareholders                                     $  581,285             $  488,088
                                                                 ==========             ==========

Average shares outstanding - year-to-date (1)                       336,096                274,227
Average shares outstanding - year-to-date, diluted (1)              340,457                277,719
Actual shares outstanding - end of quarter (1)                      463,766                274,398
Net income per share (1) (2)                                     $     1.73             $     1.78
Net income per share, diluted (1) (2)                            $     1.71             $     1.76
Dividends per share (1)                                          $     1.00             $     0.75

Taxable equivalent net interest income                           $1,486,719             $1,145,089

(1) Share and per share amounts for all periods presented prior to third quarter 2004 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received
         1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduced earnings per share $.03 per share for the nine months ended September 30, 2004. EITF 03-6 had no impact on 2003 per share amounts.

(3) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 6


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
-------------------------------------------------------------------------------

($ amounts in thousands; yields on taxable equivalent basis)

                                                                              Quarter Ended
                                          -----------------------------------------------------------------------------------
                                                  9/30/04 (1)                   6/30/04                         3/31/04
                                          -----------------------       -----------------------       -----------------------
                                             Average        Yield/        Average         Yield/        Average         Yield/
                                             Balance         Rate         Balance          Rate         Balance          Rate
                                          ------------      ------      ------------      ------      ------------      ------

Assets
Earning assets:
     Taxable securities                   $ 13,222,217       4.28%      $  8,349,129       3.98%      $  8,627,819       4.06%
     Non-taxable securities                    555,324       8.03%           424,592       7.86%           435,978       8.30%
     Federal funds sold                        674,308       1.31%           615,139       0.95%           614,627       0.90%
     Margin receivables                        526,960       3.77%           543,090       3.28%           513,922       3.28%
     Loans, net of unearned
        income                              56,126,009       5.20%        32,993,733       5.19%        32,342,081       5.27%
     Interest-bearing deposits
        in other banks                          84,807       1.48%             5,158       1.40%             7,568       1.17%
     Loans held for sale                     2,321,736       6.82%         1,712,772       5.88%         1,325,000       6.06%
     Trading account assets                    996,587       3.71%           634,804       3.93%           815,160       3.50%
                                          ------------                  ------------                  ------------
        Total earning assets                74,507,948       5.04%        45,278,417       4.92%        44,682,155       4.97%
Allowance for loan losses                     (757,611)                     (457,915)                     (458,515)
Cash and due from banks                      1,664,229                       992,416                       945,080
Other non-earning assets                     9,233,952                     3,657,906                     3,652,006
                                          ------------                  ------------                  ------------
                                          $ 84,648,518                  $ 49,470,824                  $ 48,820,726
                                          ============                  ============                  ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
     Savings accounts                     $  2,926,811       0.22%      $  1,450,083       0.22%      $  1,426,803       0.22%
     Interest bearing transaction
        accounts                             3,151,962       1.09%         2,771,453       0.87%         2,642,203       0.84%
     Money market accounts                  19,507,954       0.68%        10,622,534       0.63%        10,578,972       0.61%
     Certificates of deposit of
        $100,000 or more                     5,824,425       2.14%         3,849,005       1.90%         3,544,559       1.94%
     Other interest-bearing
                  accounts                  14,005,713       2.21%         8,705,335       2.05%         8,429,297       2.13%
     Federal funds purchased                 6,623,019       1.33%         3,510,082       1.10%         3,546,344       0.98%
     Commercial paper                                0         --                  0         --              1,088       3.70%
     Other short-term borrowings             1,601,968       2.74%         1,185,923       2.90%         1,438,891       3.08%
     Long-term borrowings                    7,297,349       3.48%         5,719,057       3.72%         5,711,703       3.73%
                                          ------------                  ------------                  ------------
        Total interest-bearing
            liabilities                     60,939,201       1.63%        37,813,472       1.67%        37,319,860       1.69%
Non-interest bearing deposits               11,263,949                     6,003,804                     5,709,946
Other liabilities                            1,839,944                     1,291,955                     1,313,753
Stockholders' equity                        10,605,424                     4,361,593                     4,477,167
                                          ------------                  ------------                  ------------
                                          $ 84,648,518                  $ 49,470,824                  $ 48,820,726
                                          ============                  ============                  ============

Net yield on interest earning assets                         3.71%                         3.53%                         3.56%


                                                               Quarter Ended
                                          ------------------------------------------------------
                                                  12/31/03                     9/30/03
                                          ------------------------      ------------------------
                                            Average         Yield/         Average        Yield/
                                            Balance          Rate          Balance         Rate
                                          ------------      ------      ------------      ------

Assets
Earning assets:
     Taxable securities                   $  8,607,323       3.99%      $  8,671,597       3.68%
     Non-taxable securities                    463,019       7.81%           479,484       7.73%
     Federal funds sold                        722,366       0.85%           605,986       0.56%
     Margin receivables                        504,323       3.20%           516,238       3.08%
     Loans, net of unearned
        income                              31,746,108       5.30%        31,470,101       5.41%
     Interest-bearing deposits
        in other banks                          13,778       1.07%            14,271       1.53%
     Loans held for sale                     1,616,801       6.07%         2,022,109       5.45%
     Trading account assets                    782,120       3.81%           702,280       3.23%
                                          ------------                  ------------
        Total earning assets                44,455,838       4.98%        44,482,066       4.97%
Allowance for loan losses                     (454,035)                     (459,157)
Cash and due from banks                        958,244                       924,158
Other non-earning assets                     3,709,341                     3,688,043
                                          ------------                  ------------
                                          $ 48,669,388                  $ 48,635,110
                                          ============                  ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
     Savings accounts                     $  1,416,434       0.26%      $  1,449,886       0.22%
     Interest bearing transaction
        accounts                             2,481,147       0.84%         2,377,845       0.82%
     Money market accounts                  10,630,021       0.60%        10,551,389       0.58%
     Certificates of deposit of
        $100,000 or more                     3,168,771       2.06%         3,085,685       2.29%
     Other interest-bearing
                  accounts                   8,815,274       2.17%         8,979,828       2.41%
     Federal funds purchased                 3,733,241       0.97%         3,995,668       0.95%
     Commercial paper                           11,634       3.72%            16,054       3.73%
     Other short-term borrowings             1,417,052       3.02%         1,676,430       3.84%
     Long-term borrowings                    5,688,221       3.76%         5,502,659       3.80%
                                          ------------                  ------------
        Total interest-bearing
            liabilities                     37,361,795       1.71%        37,635,444       1.81%
Non-interest bearing deposits                5,761,914                     5,450,499
Other liabilities                            1,131,137                     1,212,032
Stockholders' equity                         4,414,542                     4,337,135
                                          ------------                  ------------
                                          $ 48,669,388                  $ 48,635,110
                                          ============                  ============

Net yield on interest earning assets                         3.54%                         3.44%



(1) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 7


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
-------------------------------------------------------------------------------

($ amounts in thousands; yields on taxable equivalent basis)
                                                                    Nine Months Ended
                                                                       September 30
                                                  -----------------------------------------------------
                                                          2004 (1)                       2003
                                                  ------------------------      -----------------------
                                                    Average         Yield/        Average        Yield/
                                                    Balance          Rate         Balance         Rate
                                                  -----------       ------      -----------      ------

Assets
Earning assets:
     Taxable securities                           $10,077,906        4.14%      $ 8,749,689       4.08%
     Non-taxable securities                           472,269        8.06%          506,327       7.64%
     Federal funds sold                               634,836        1.06%          598,734       0.96%
     Margin receivables                               527,987        3.45%          487,144       3.25%
     Loans, net of unearned income                 40,544,350        5.22%       31,357,129       5.65%
     Interest-bearing deposits in other banks          32,702        1.45%           10,791       1.88%
     Loans held for sale                            1,788,456        6.33%        1,649,365       5.75%
     Trading account assets                           816,178        3.70%          798,720       3.27%
                                                  -----------                   -----------
        Total earning assets                       54,894,684        4.99%       44,157,899       5.23%
Allowance for loan losses                            (558,742)                     (451,710)
Cash and due from banks                             1,202,267                       951,194
Other non-earning assets                            5,528,195                     3,753,970
                                                  -----------                   -----------

                                                  $61,066,404                   $48,411,353
                                                  ===========                   ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
     Savings accounts                             $ 1,938,187        0.22%      $ 1,428,296       0.27%
     Interest bearing transaction
        accounts                                    2,856,289        0.94%        2,151,774       1.00%
     Money market accounts                         13,591,492        0.65%       10,644,990       0.73%
     Certificates of deposit of
        $100,000 or more                            4,411,173        2.02%        3,253,511       2.69%
     Other interest-bearing accounts               10,393,347        2.14%        9,322,247       2.88%
     Federal funds purchased                        4,567,345        1.18%        3,441,792       1.07%
     Commercial paper                                     361        3.70%           16,847       3.77%
     Other short-term borrowings                    1,409,632        2.90%        1,909,647       3.71%
     Long-term borrowings                           6,246,552        3.63%        5,427,341       3.92%
                                                  -----------                   -----------
        Total interest-bearing liabilities         45,414,378        1.66%       37,596,445       2.08%

Non-interest bearing deposits                       7,672,389                     5,251,993
Other liabilities                                   1,483,191                     1,263,253
Stockholders' equity                                6,496,446                     4,299,662
                                                  -----------                   -----------

                                                  $61,066,404                   $48,411,353
                                                  ===========                   ===========

Net yield on interest-earning assets                                 3.62%                        3.47%


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                           ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------------------------

($ amounts in thousands)
                                               Nine Months Ended
                                                 September 30
                                        ----------------------------
                                        2004 (1)              2003
                                        --------            --------

Balance at beginning of year            $454,057            $437,164

Net loans charged off:
  Commercial                              49,023              51,246
  Real estate                             18,220               9,416
  Installment                             16,708              11,962
                                        --------            --------
      Total                               83,951              72,624
Allowance of acquired banks              303,144                  --
Provision charged to expense              83,500              91,500
                                        --------            --------

Balance at end of period                $756,750            $456,040
                                        ========            ========

(1) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 8


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                SELECTED RATIOS
-------------------------------------------------------------------------------

                                                                                    Quarter Ended
                                                    ------------------------------------------------------------------------------
                                                    9/30/04 (2)        6/30/04          3/31/04           12/31/03         9/30/03
                                                    -----------        -------          -------           --------         -------

Return on average assets*                               1.21%            1.32%             1.39%            1.34%            1.34%

Return on tangible equity*                             18.35%           19.99%            19.99%           19.52%           20.02%

Return on average equity*                               9.63%           14.94%            15.14%           14.72%           15.07%

Stockholders' equity per share (1)                    $23.02           $16.11            $16.39           $16.25           $16.02

Stockholders' equity to total assets                   12.70%            8.79%             9.07%            9.16%            9.01%

Allowance for loan losses as a percentage
     of loans, net of unearned income                   1.33%            1.35%             1.39%            1.41%            1.44%

Loans, net of unearned income,
     to total deposits                                100.90%           97.68%           104.28%           98.33%           96.83%

Net charge-offs as a percentage of
     average loans*                                     0.30%            0.34%             0.17%            0.40%            0.39%

Total non-performing assets (excluding loans
     90 days past due) as a percentage of
     loans and other real estate                        0.81%            0.67%             0.75%            0.94%            1.03%

Total non-performing assets (including loans
     90 days past due) as a percentage of
     loans and other real estate                        0.91%            0.78%             0.86%            1.05%            1.13%


*        Annualized

(1) Per share information has been restated to post-merger terms, giving effect to the 1.2346 for 1.0 exchange ratio that was applied to Regions shares in connection with the July 1, 2004 merger with Union Planters.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 9


LOANS

--------------------------------------------------------------------------------
                        LOAN PORTFOLIO - PERIOD END DATA
--------------------------------------------------------------------------------




($ amounts in thousands)
                                9/30/04        6/30/04        3/31/04       12/31/03       9/30/03
                             ------------   ------------   ------------   ------------   ------------

Commercial                     16,136,185   $ 10,034,086   $ 10,215,384   $ 10,182,176   $ 10,409,481
Residential Mortgages          11,300,286      8,199,935      8,267,924      8,318,711      8,172,563
Other Real Estate Loans        13,930,971      6,738,835      6,240,204      5,878,922      5,439,971
Construction                    6,365,291      3,647,943      3,601,942      3,484,767      3,371,931
Branch Installment              1,860,289      1,256,961      1,293,711      1,353,707      1,414,299
Indirect Installment            1,698,165        808,130        368,595        362,496        380,649
Consumer Lines of Credit        4,920,633      2,241,820      2,072,063      1,918,988      1,728,054
Student Loans                     884,760        709,074        709,927        684,556        667,437
                             ------------   ------------   ------------   ------------   ------------
                             $ 57,096,580   $ 33,636,784   $ 32,769,750   $ 32,184,323   $ 31,584,385
                             ============   ============   ============   ============   ============

Loans Held for Sale (HFS):
Mortgage Loans HFS           $  1,587,075   $  1,231,132   $  1,030,704   $  1,021,544   $  1,336,380
Other Loans HFS                   235,962             --        406,108        220,308        594,634
                             ------------   ------------   ------------   ------------   ------------
  Total Loans HFS            $  1,823,037   $  1,231,132   $  1,436,812   $  1,241,852   $  1,931,014
                             ============   ============   ============   ============   ============




($ amounts in thousands)            9/30/2004                9/30/2004
                                   vs. 6/30/04*             vs. 9/30/03
                              ---------------------    ----------------------

Commercial                    $  6,102,099    243.3%   $  5,726,704      55.0%
Residential Mortgages            3,100,351    151.2%      3,127,723      38.3%
Other Real Estate Loans          7,192,136    426.9%      8,491,000     156.1%
Construction                     2,717,348    298.0%      2,993,360      88.8%
Branch Installment                 603,328    192.0%        445,990      31.5%
Indirect Installment               890,035    440.5%      1,317,516     346.1%
Consumer Lines of Credit         2,678,813    478.0%      3,192,579     184.7%
Student Loans                      175,686     99.1%        217,323      32.6%
                              ------------    -----    ------------     -----
                              $ 23,459,796    279.0%   $ 25,512,195      80.8%
                              ============    =====    ============     =====

Loans Held for Sale (HFS):
Mortgage Loans HFS            $    355,943    115.6%   $    250,695      18.8%
Other Loans HFS                    235,962      N/A        (358,672)    -60.3%
                              ------------    -----    ------------     -----
  Total Loans HFS             $    591,905    192.3%   $   (107,977)     -5.6%
                              ============    =====    ============     =====



--------------------------------------------------------------------------------
                        LOAN PORTFOLIO - AVERAGE BALANCES
--------------------------------------------------------------------------------



($ amounts in thousands)
                                 3Q04           2Q04           1Q04           4Q03           3Q03
                             ------------   ------------   ------------   ------------   ------------

Commercial                     15,927,841   $ 10,169,811   $ 10,055,926   $ 10,198,310   $ 10,706,642
Residential Mortgages          11,120,060      8,151,118      8,289,986      8,227,683      8,053,111
Other Real Estate Loans        13,740,593      6,406,718      6,046,504      5,624,088      5,137,428
Construction                    6,148,828      3,681,832      3,563,666      3,449,078      3,475,015
Branch Installment              1,867,362      1,254,532      1,312,239      1,365,670      1,426,755
Indirect Installment            1,691,378        450,481        364,603        372,293        381,910
Consumer Lines of Credit        4,763,459      2,174,258      2,001,274      1,839,613      1,643,158
Student Loans                     866,488        704,983        707,883        669,373        646,082
                             ------------   ------------   ------------   ------------   ------------
                             $ 56,126,009   $ 32,993,733   $ 32,342,081   $ 31,746,108   $ 31,470,101
                             ============   ============   ============   ============   ============
Loans Held for Sale (HFS):
Mortgage Loans HFS           $  2,026,447   $  1,352,118   $  1,010,131   $  1,224,068   $  1,559,879
Other Loans HFS                   295,289        360,654        314,869        392,734        462,230
                             ------------   ------------   ------------   ------------   ------------
  Total Loans HFS            $  2,321,736   $  1,712,772   $  1,325,000   $  1,616,802   $  2,022,109
                             ============   ============   ============   ============   ============



($ amounts in thousands)                3Q04                         3Q04
                                      vs. 2Q04*                    vs. 3Q03
                               -----------------------    -----------------------

Commercial                     $  5,758,030      226.5%   $  5,221,199       48.8%
Residential Mortgages             2,968,942      145.7%      3,066,949       38.1%
Other Real Estate Loans           7,333,875      457.9%      8,603,165      167.5%
Construction                      2,466,996      268.0%      2,673,813       76.9%
Branch Installment                  612,830      195.4%        440,607       30.9%
Indirect Installment              1,240,897     1101.8%      1,309,468      342.9%
Consumer Lines of Credit          2,589,201      476.3%      3,120,301      189.9%
Student Loans                       161,505       91.6%        220,406       34.1%
                               ------------     ------    ------------     ------
                               $ 23,132,276      280.4%   $ 24,655,908       78.3%
                               ============     ======    ============     ======
Loans Held for Sale (HFS):
Mortgage Loans HFS             $    674,329      199.5%   $    466,568       29.9%
Other Loans HFS                     (65,365)     -72.5%       (166,941)     -36.1%
                               ------------     ------    ------------      ------
  Total Loans HFS              $    608,964      142.2%   $    299,627       14.8%
                               ============     ======    ============     ======




--------------------------------------------------------------------------------
                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS
--------------------------------------------------------------------------------


($ amounts in thousands)                                                                        3Q04                  3Q04

                             3Q04         2Q04        1Q04          4Q03        3Q03           vs. 2Q04*             vs. 3Q03
                         -----------  -----------  -----------  -----------  -----------  ------------------    ------------------


Community Bank Loans     $47,401,193  $26,624,586  $26,064,642  $25,586,886  $25,384,348  $20,776,607  312.1%   $22,016,845   86.7%
Wholesale Loans            8,724,816    6,369,147    6,277,439    6,159,222    6,085,753    2,355,669  147.9%     2,639,063   43.4%
                         -----------  -----------  -----------  -----------  -----------  -----------  -----    -----------  -----
                         $56,126,009  $32,993,733  $32,342,081  $31,746,108  $31,470,101  $23,132,276  280.4%   $24,655,908   78.3%
                         ===========  ===========  ===========  ===========  ===========  ===========  =====    ===========  =====


* Linked quarter percentage changes are presented on an annualized basis.

- End of period loans increased $1.2 billion or 8.5%, linked-quarter, annualized, when comparing to Regions and Union Planters on a combined basis in the second quarter.

- Strongest categories of growth in the loan portfolio continue to be commercial real estate related credits and consumer lines of credit.

- Average community banking loans increased 7%, linked-quarter, annualized, when comparing to Regions and Union Planters on a combined basis in the second quarter.

- The quality of the loans originated in the Equity AssetLine campaign remains high, with an average FICO score of 729 at September 30, 2004.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 10


DEPOSITS

--------------------------------------------------------------------------------
                 DEPOSIT PORTFOLIO - PERIOD END DATA
--------------------------------------------------------------------------------


($ amounts in thousands)                                                                       9/30/2004             9/30/2004
                             9/30/04      6/30/04      3/31/04     12/31/03     9/30/03       vs. 6/30/04*          vs. 9/30/03
                           -----------  -----------  ----------- -----------  -----------  ------------------   ------------------

Interest-Free Deposits     $11,322,011  $ 5,953,180  $ 5,918,325 $ 5,717,747  $ 5,546,705  $ 5,368,831  360.7%  $ 5,775,306  104.1%
Interest-Bearing Checking    3,219,056    2,844,286    2,791,766   2,647,633    2,493,209      374,770   52.7%      725,847   29.1%
Savings                      2,873,369    1,442,133    1,473,000   1,420,891    1,419,015    1,431,236  397.0%    1,454,354  102.5%
Money Market                19,211,554   10,691,155   10,607,497  10,642,155   10,418,836    8,520,399  318.8%    8,792,718   84.4%
                           -----------  -----------  ----------- -----------  -----------  -----------  -----   -----------  -----
  Total Low-Cost Deposits   36,625,990   20,930,754   20,790,588  20,428,426   19,877,765   15,695,236  299.9%   16,748,225   84.3%
CD's < $100K                 9,135,136    4,743,932    4,827,603   5,056,916    5,214,403    4,391,204  370.3%    3,920,733   75.2%
CD's > $100K                 6,012,449    4,318,518    3,455,851   3,299,896    3,086,601    1,693,931  156.9%    2,925,848   94.8%
Other Time Deposits          4,815,682    4,443,757    2,351,531   3,947,297    4,438,166      371,925   33.5%      377,516    8.5%
                           -----------  -----------  ----------- -----------  -----------  -----------  -----   -----------  -----
                           $56,589,257  $34,436,961  $31,425,573 $32,732,535  $32,616,935  $22,152,296  257.3%  $23,972,322   73.5%
                           ===========  ===========  =========== ===========  ===========  ===========  =====   ===========  =====



--------------------------------------------------------------------------------
                  AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS
--------------------------------------------------------------------------------



($ amounts in thousands)                                                                         3Q04                    3Q04
                           3Q04          2Q04           1Q04        4Q03        3Q03           vs. 2Q04*               vs. 3Q03
                        -----------   -----------   -----------  ----------- -----------   ------------------    ------------------
Community Bank Deposits $49,279,855   $27,414,895   $27,284,201  $27,129,340 $27,180,362   $21,864,960  319.0%   $22,099,493   81.3%
Wholesale Deposits        7,400,959     5,987,319     5,047,579    5,144,221   4,714,770     1,413,640   94.4%     2,686,189   57.0%
                        -----------   -----------   -----------  ----------- -----------   -----------  -----    -----------  -----
                        $56,680,814   $33,402,214   $32,331,780  $32,273,561 $31,895,132   $23,278,600  278.8%   $24,785,682   77.7%
                        ===========   ===========   ===========  =========== ===========   ===========  =====    ===========  =====

* Linked quarter percentage changes are presented on an annualized basis.


- End of period deposits declined $751 million or 5%, linked-quarter, annualized, when comparing to Regions and Union Planters on a combined basis in the second quarter primarily as a result of a decline in wholesale Euro deposits.

- Average community banking deposits increased 4%, linked-quarter, annualized, when comparing to Regions and Union Planters on a combined basis in the second quarter.

- Primary drivers of growth were interest-free deposits, money market deposits and CD's.

- In the legacy Regions deposit acquisition campaign, approximately 173,000 accounts were opened in the first nine months of the year toward a target of 250,000 new accounts in 2004 and compared to 140,000 new accounts in the first nine months of 2003.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 11


OPERATING PERFORMANCE

--------------------------------------------------------------------------------
                                    REVENUE
--------------------------------------------------------------------------------


                                                                                                   3Q04                  3Q04
($ amounts in thousands)           3Q04        2Q04        1Q04        4Q03        3Q03          vs. 2Q04*             vs. 3Q03
                                ----------  ----------  ----------  ----------  ----------  ------------------    -----------------


Net Interest Income             $  675,903  $  380,863  $  378,997  $  379,518  $  368,876  $  295,040   309.9%   $  307,027   83.2%
Non-Interest Income
     (excl. sec. gains/losses)     488,163     347,210     352,681     331,371     347,712     140,953   162.4%      140,451   40.4%
                                ----------  ----------  ----------  ----------  ----------  ----------   -----    ----------  -----
  Total Revenue                 $1,164,066  $  728,073  $  731,678  $  710,889  $  716,588  $  435,993   239.5%   $  447,478   62.4%
                                ==========  ==========  ==========  ==========  ==========  ==========   =====    ==========  =====
Fee Income as a % of
  Total Revenue                       41.9%       47.7%       48.2%       46.6%       48.5%
                                ==========  ==========  ==========  ==========  ==========



* Linked quarter percentage changes are presented on an annualized basis.


- The net interest margin increased from 3.53% in 2Q04 to 3.71% in 3Q04 primarily due to the combination of Regions and Union Planters balance sheets at July 1, 2004, along with benefits arising from the early retirement of FHLB advances in the second quarter and the effect of purchase accounting on Union Planters' interest-earning assets and interest-bearing liabilities

- Net-interest income increased approximately $24.7 million or 3.8% when comparing to Regions and Union Planters on a combined basis in the second quarter. Purchase accounting adjustment accounted for $8.8 million of the increase. The remainder is attributable to loan growth and the higher yields on the securities portfolio, offset somewhat by an increase in the cost of deposits.

- Regions is positioned slightly asset-sensitive at September 30, 2004, and expects to remain slightly asset sensitive for the remainder of the year

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 12


NON-INTEREST INCOME AND EXPENSE

--------------------------------------------------------------------------------
                         NON-INTEREST INCOME AND EXPENSE
--------------------------------------------------------------------------------

NON-INTEREST INCOME


                                                                                                 3Q04                  3Q04
($ amounts in thousands)       3Q04        2Q04        1Q04        4Q03         3Q03           vs. 2Q04*             vs. 3Q03
                            ---------   ---------   ---------   ---------    ---------    ------------------    ------------------

Brokerage and
  investment banking        $ 122,285   $ 128,886   $ 138,203   $ 135,634    $ 140,257    $  (6,601)   -20.5%   $ (17,972)   -12.8%
Trust department income        30,386      21,668      20,691      17,797       18,168        8,718    160.9%      12,218     67.3%
Service charges
  on deposit accounts         139,286      73,607      71,868      73,042       73,641       65,679    356.9%      65,645     89.1%
Mortgage servicing
  & origination fees           53,157      26,246      23,491      22,514       29,074       26,911    410.1%      24,083     82.8%
Securities gains (losses)      49,937         149      12,803          (2)         (37)      49,788      N/A       49,974      N/A
Insurance premiums
  & commissions                21,393      21,645      23,155      19,614       19,048         (252)    -4.7%       2,345     12.3%
Gain on sale of mortgage
  loans                        57,178      46,016      41,236      38,160       35,438       11,162     97.0%      21,740     61.3%
(Loss) on securitization
  of auto loans                    --          --          --      (3,575)          --           --       --           --       --
Derivative income               2,464       1,799         964       4,170        4,208          665    147.9%      (1,744)   -41.4%
SOI and Capital Factors        21,908          --          --          --           --          n/a      n/a          n/a      n/a
Other                          40,106      27,343      33,073      24,015       27,878       12,763    186.7%      12,228     43.9%
                            ---------   ---------   ---------   ---------    ---------    ---------    -----    ---------    -----
  Total non-interest
    income                  $ 538,100   $ 347,359   $ 365,484   $ 331,369    $ 347,675    $ 190,741    219.6%   $ 190,425     54.8%
                            =========   =========   =========   =========    =========    =========    =====    =========    =====



NON-INTEREST EXPENSE



                                                                                                3Q04                  3Q04
($ amounts in thousands)          3Q04        2Q04      1Q04        4Q03        3Q03          vs. 2Q04*             vs. 3Q03
                               ---------   ---------  ---------   ---------   ---------  -------------------    ------------------

Salaries and employee
  benefits**                   $ 437,346   $ 287,202  $ 290,923   $ 278,862   $ 281,666  $ 150,144     209.1%   $ 155,680     55.3%
Net occupancy expense**           52,281      25,985     27,800      27,748      26,869     26,296     404.8%      25,412     94.6%
Furniture and equipment
  expense**                       32,079      19,333     18,130      20,374      20,160     12,746     263.7%      11,919     59.1%
Amortization of core
  deposit intangible              12,974         421        420         334         335     12,553        NM       12,639       NM
Amortization of MSR's             21,239       7,664      9,257       8,686       9,196     13,575     708.5%      12,043    131.0%
Impairment (recapture) of MSR's   50,000     (40,000)    12,000          --     (20,000)    90,000    -900.0%      70,000   -350.0%
Loss on early extinguishment
  of debt                             --      39,620         --          --      20,580    (39,620)   -400.0%     (20,580)  -100.0%
Merger-related and
  other charges                   12,369       8,173        321          --          --      4,196     205.4%      12,369    100.0%
Other**                          186,480     126,331    132,249     115,943     117,371     60,149     190.4%      69,109     58.9%
                               ---------   ---------  ---------   ---------   ---------  ---------   -------    ---------  -------
  Total non-interest expense   $ 804,768   $ 474,729  $ 491,100   $ 451,947   $ 456,177  $ 330,039     278.1%   $ 348,591     76.4%
                               =========   =========  =========   =========   =========  =========   =======    =========  =======

*  Linked quarter percentage changes are presented on an annualized basis.

** Net of merger and other charges in 2Q04 and 3Q04.

- Non-interest income declined $40.3 million or 7.6%, linked-quarter, when comparing to Regions and Union Planters on a combined basis in the second quarter. Primary drivers of the decline were mortgage and brokerage revenues.

- Non-interest expense declined $14.3 million or 1.9%, linked-quarter, when comparing to Regions and Union Planters on a combined basis in the second quarter. Primary drivers include cost saves of approximately $6 million, $4 million in expenses related to mortgage production offices sold in the third quarter and $11 million in swaption expense savings, offset by a $12.5 million increase in EquiFirst's salaries and employee benefits expense related to increased volume of loan sales in the quarter. The effect of purchase accounting entries for amortization of intangibles ($12.6 million) and a reduction in fixed asset depreciation ($7.3 million) increased non-interest expense by $5.3 million, net.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN

--------------------------------------------------------------------------------
                                  MORGAN KEEGAN
--------------------------------------------------------------------------------

Summary Income Statement


                                                                                         3Q04                 3Q04
($ amounts in thousands)       3Q04       2Q04       1Q04       4Q03       3Q03         vs. 2Q04*            vs. 3Q03
                             --------   --------   --------   --------   --------   -----------------    -----------------

Revenues:
  Commissions                $ 47,079   $ 38,751   $ 43,965   $ 41,503   $ 43,782   $  8,328     86.0%   $  3,297      7.5%
  Principal transactions       40,169     48,583     53,838     51,010     60,669     (8,414)   -69.3%    (20,500)   -33.8%
  Investment banking           19,529     24,944     24,545     28,064     23,378     (5,415)   -86.8%     (3,849)   -16.5%
  Interest                     14,334     11,470     12,636     12,434     10,799      2,864     99.9%      3,535     32.7%
  Trust fees and services      26,402     18,245     17,591     14,873     15,541      8,157    178.8%     10,861     69.9%
  Investment advisory          22,832     20,530     18,683     19,210     17,405      2,302     44.9%      5,427     31.2%
  Other                         6,855      7,291      5,212      4,663      3,285       (436)   -23.9%      3,570    108.7%
                             --------   --------   --------   --------   --------   --------    -----    --------    -----
    Total revenues            177,200    169,814    176,470    171,757    174,859      7,386     17.4%      2,341      1.3%

Expenses:
  Interest expense              6,954      5,303      7,397      6,761      5,622      1,651    124.5%      1,332     23.7%
  Non-interest expense        139,274    133,502    135,614    133,110    134,507      5,772     17.3%      4,767      3.5%
                             --------   --------   --------   --------   --------   --------    -----    --------    -----
    Total expenses            146,228    138,805    143,011    139,871    140,129      7,423     21.4%      6,099      4.4%
                             --------   --------   --------   --------   --------   --------    -----    --------    -----

Income before income taxes     30,972     31,009     33,459     31,886     34,730        (37)    -0.5%     (3,758)   -10.8%
Income taxes                   11,499     11,580     12,540     11,988     13,045        (81)    -2.8%     (1,546)   -11.9%
                             --------   --------   --------   --------   --------   --------    -----    --------    -----
Net income                   $ 19,473   $ 19,429   $ 20,919   $ 19,898   $ 21,685   $     44      0.9%   $ (2,212)   -10.2%
                             ========   ========   ========   ========   ========   ========    =====    ========    =====



Breakout of Revenue by Division


                                               Fixed-
                                               income         Equity          Regions
                               Private         Capital        Capital           MK           Investment      Interest
($ amounts in thousands)       Client          Markets        Markets          Trust          Advisory        & Other
                            ------------    ------------    ------------    ------------    ------------    ------------

THREE MONTHS ENDED
SEPTEMBER 30, 2004:
$ amount of revenue         $     54,111    $     41,524    $     15,845    $     26,402    $     23,952    $     15,366
% of gross revenue                  30.5%           23.4%            9.0%           14.9%           13.5%            8.7%

THREE MONTHS ENDED
JUNE 30, 2004:
$ amount of revenue         $     48,696    $     50,821    $     17,879    $     18,246    $     21,633    $     12,539
% of gross revenue                  28.7%           29.9%           10.5%           10.7%           12.7%            7.4%

NINE MONTHS ENDED
SEPTEMBER 30, 2004:
$ amount of revenue         $    162,871    $    142,809    $     49,244    $     62,238    $     65,377    $     40,946
% of gross revenue                  31.1%           27.3%            9.4%           11.9%           12.5%            7.8%

NINE MONTHS ENDED
SEPTEMBER 30, 2003:
$ amount of revenue         $    195,445    $    180,909    $     47,780    $     45,406    $      8,319    $     44,823
% of gross revenue                  37.4%           34.6%            9.1%            8.7%            1.6%            8.6%

*  Linked quarter percentage changes are presented on an annualized basis.

- Included in Morgan Keegan's third quarter 2004 results are $11.4 million in revenues and approximately $1.5 million in net income related to UP's brokerage unit, PFIC, as well as $8.1 million in revenues and approximately $1 million in net income related to UP Investment Advisors and UPTrust.

- The effect of adding PFIC primarily affects commissions and the private client results.

- The effect of adding UPIA and UPTrust primarily affects the trust and investment advisory areas.

- Private client was down approximately $6 million quarter over quarter on a pro forma combined basis as trading volumes remained at depressed levels.

- Fixed income and principal transactions were both down significantly quarter over quarter as fixed income market activity was at a low level throughout the third quarter. (cont. on next page)

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 14


MORGAN KEEGAN (CONTINUED)

- Investment banking revenues are largely unaffected by PFIC. They declined $5.4 million primarily as a result of fewer transactions in both the equity and debt markets.

- Equity capital markets revenues are down $2 million or 11% as a result of record low transaction volume in the national equity markets.

- RMK Trust revenues were relatively flat quarter over quarter, after adjusting for the UPTrust revenues.

- Investment advisory revenues have increased approximately $1 million when adjusting for the effect of UPIA revenues. Morgan Keegan continues to benefit from the sale of a proprietary closed end fund in the first quarter as well as its increase in wrap accounts.

- Expenses declined approximately $5.5 million when adjusting for the effect of the Union Planters-related expenses. The reduction is primarily a result of lower commissions expense.

- Average assets per financial advisor were $57.2 million at September 30, 2004 compared to $59.2 million at June 30, 2004. The decline is attributable primarily to the integration of former PFIC advisors into Morgan Keegan.

- Total customer assets were $44.5 billion at September 30, 2004, compared to $41.5 billion at June 30, 2004. Approximately $2 billion of this increase is attributable to the addition of PFIC in the quarter.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 15


MORTGAGE OPERATIONS

--------------------------------------------------------------------------------
                               MORTGAGE OPERATIONS
--------------------------------------------------------------------------------



                                 3Q04             2Q04              1Q04            4Q03              3Q03
                            --------------   --------------    --------------   --------------   --------------

Single family mortgage
 production (millions):
  Regions Mortgage          $        2,456   $          952    $          731   $          801   $        1,697
  EquiFirst                          1,344            1,476               985            1,081            1,150
                            --------------   --------------    --------------   --------------   --------------
   Total                    $        3,800   $        2,428    $        1,716   $        1,882   $        2,847
                            ==============   ==============    ==============   ==============   ==============



Gain(loss) on sale of
 mortgage loans (thous.):
  Regions Mortgage          $        4,125   $         (946)   $          330   $          348   $        3,799
  EquiFirst                         53,053           46,962            40,906           37,812           31,639
                            --------------   --------------    --------------   --------------   --------------
   Total                    $       57,178   $       46,016    $       41,236   $       38,160   $       35,438
                            ==============   ==============    ==============   ==============   ==============

Servicing portfolio          $39.3 BILLION    $15.8 Billion     $15.9 Billion    $16.1 Billion    $16.0 Billion
Capitalized mortgage
 servicing rights (net)          $401.0 MM        $156.8 MM         $113.1 MM        $126.8 MM        $123.9 MM
MSR valuation allowance           $61.5 MM         $11.5 MM          $51.5 MM         $39.5 MM         $39.5 MM
MSR capitalization rate           102 BPS.          99 bps.           71 bps.          79 bps.          77 bps.


                                    3Q04                   3Q04
                                  vs. 2Q04*               vs. 3Q03
                             --------------------    -------------------

Single family mortgage
 production (millions):
  Regions Mortgage           $  1,504       631.9%   $    759       44.7%
  EquiFirst                      (132)      -35.8%        194       16.9%
                             --------    --------    --------   --------
   Total                     $  1,372       226.0%   $    953       33.5%
                             ========    ========    ========   ========



Gain(loss) on sale of
 mortgage loans (thous.):
  Regions Mortgage           $  5,071         N/A    $    326        8.6%
  EquiFirst                     6,091        51.9%     21,414       67.7%
                             --------    --------    --------   --------
   Total                     $ 11,162        97.0%   $ 21,740       61.3%
                             ========    ========    ========   ========



* Linked quarter percentage changes are presented on an annualized basis.


- Mortgage production declined 32%, linked-quarter, when comparing to Regions and Union Planters on a combined basis in the second quarter, primarily as a result of industry trends and the sale of 14 out of footprint retail mortgage production offices.

- The $11.2 million increase in gain on sale of mortgage loans quarter to quarter is primarily a result of increased volume of loan sales at EquiFirst offset by premium compression and the merger.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 16


CREDIT QUALITY

--------------------------------------------------------------------------------
                                 CREDIT QUALITY
--------------------------------------------------------------------------------


                                                                                               YTD          YTD
($ in thousands)                   3Q04        2Q04        1Q04        4Q03        3Q03       9/30/04     9/30/03
                                 --------    --------    --------    --------    --------    --------    --------

Allowance for loan losses        $756,750    $452,677    $455,566    $454,057    $456,040
Provision for loan losses        $ 43,500    $ 25,000    $ 15,000    $ 30,000    $ 30,000    $ 83,500    $ 91,500

Net loans charged off:
  Commercial                     $ 19,201    $ 21,472    $  8,350    $ 24,503    $ 23,035    $ 49,023    $ 51,246
  Real estate                      12,716       3,846       1,658       3,739       3,663      18,220       9,416
  Installment                      10,654       2,571       3,483       3,741       3,934      16,708      11,962
                                 --------    --------    --------    --------    --------    --------    --------
    Total                        $ 42,571    $ 27,889    $ 13,491    $ 31,983    $ 30,632    $ 83,951    $ 72,624
                                 ========    ========    ========    ========    ========    ========    ========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                         0.50%       0.83%       0.33%       0.94%       0.81%       0.55%       0.62%
  Real estate                        0.17%       0.09%       0.04%       0.09%       0.10%       0.11%       0.08%
  Installment                        0.41%       0.18%       0.25%       0.27%       0.29%       0.31%       0.30%
                                 --------    --------    --------    --------    --------    --------    --------
     Total                           0.30%       0.34%       0.17%       0.40%       0.39%       0.28%       0.31%
                                 ========    ========    ========    ========    ========    ========    ========


Non-performing assets:
Non-accrual loans                $389,491    $187,685    $201,805    $250,344    $268,764
Renegotiated loans                    284          --         391         886         931
Other real estate                  72,424      37,652      45,356      52,195      56,887
                                 --------    --------    --------    --------    --------
  Total                          $462,199    $225,337    $247,552    $303,425    $326,582
                                 ========    ========    ========    ========    ========


Loans past due > 90 days         $ 61,545    $ 37,147    $ 34,091    $ 35,187    $ 31,075


-    Annualized charge-offs were a low 0.30% of average loans in 3Q04.

- Non-performing assets declined 3%, linked-quarter, when comparing to Regions and Union Planters on a combined basis in the second quarter, primarily in the non-accrual loans category.

- Loans past due greater than 90 days declined $13 million or 17%, linked-quarter, when comparing to Regions and Union Planters on a combined basis in the second quarter.

- At September 30, 2004, non-performing assets totaled 0.81% of loans and other real estate compared to 0.85% at June 30, 2004, when comparing to Regions and Union Planters on a combined basis in the second quarter.

- Regions non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- The largest non-performing loan has an outstanding balance of approximately $9 million.

- Of the 25 largest ORE properties, the largest has a book value of $3.8 million and the smallest has a book value of $366,000.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 17


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

- Regions has authorization to repurchase up to 20 million shares of common stock.

- No repurchases were made in the third quarter of 2004.


MERGER-RELATED AND OTHER CHARGES
(Pre-tax dollars in millions)



                                                                                      REGIONS
                                                                         INCOME STATEMENT  EXCESS PURCHASE
       2004                               TOTAL         UNION PLANTERS        EFFECT           PRICE
----------------------------        ---------------    ---------------   ----------------  ---------------

   First Quarter                    $          12.2    $          11.9   $           0.3   $            --
   Second Quarter                             128.2              114.5               8.2               5.5
   Third Quarter                               92.0                n/a              12.4              79.6
                                    ---------------    ---------------   ---------------   ---------------
Cumulative to date                            232.4              126.4              20.9              85.1
                                    ---------------    ---------------   ---------------   ---------------

Originally projected merger-
    related expenses(1)                       300.0
Union Planters restructuring
    charges(2)                                 60.0
                                    ---------------
Total merger-related
    restructuring charges           $         360.0
                                    ---------------

Estimated remaining charges
     to be incurred                 $         127.6
                                    ===============

Cumulative to date vs
    total projected                            64.6%
                                    ===============


(1) Projections provided by management at time of merger announcement, January 23, 2004

(2)  Projections provided by Union Planters management in 4Q03 press release

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2004 EARNINGS RELEASE
PAGE 18

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (1) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (2) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (3) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (4) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (5) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (6) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (1) the cost and other effects of material contingencies, including litigation contingencies; (2) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (3) our ability to keep pace with technological changes; (4) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (5) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (6) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (7) our ability to achieve the earnings expectations related to the businesses that we have acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions' plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to operational effects of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions, Union Planters or the combined company; (5) lower than expected revenues following the merger
(6) other difficulties resulting from the merger.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.